Exhibit 99.1

Village Farms International Reports Q4 and Full Year 2024 Results

and Comments on Profitable Growth Initiatives in 2025

Full Year 2024 and Recent Business Highlights

•
Full Year Consolidated Sales Grew 18% Year-over-Year to $336.2 Million
•
2024 Canadian Cannabis Sales Grew 31% Year-over-Year; Retail Branded Sales Grew 23%
•
#1 Market Share in Dried Flower, #2 in Pre-Rolls, and #3 Market Share Overall in 2024
•
Full Year Consolidated Cash Flow from Operations of $10.3 Million
•
Q4 Consolidated Sales Grew 11% Year-over-Year to $82.6 Million
•
Q4 International Sales Increased 113% Year-over-Year; Expect International Sales to Triple in 2025
•
Q4 Adjusted EBITDA Impacted by Non-Cash, Non-Flower Inventory Impairment of $10.5 Million
•
Company Breaks Ground on Phase II Expansion in the Netherlands to Quintuple Annual Production Capacity; Expected Completion in Q4 2025

Vancouver, BC, March 13, 2025 – Village Farms International, Inc. (“Village Farms” or the “Company”) (NASDAQ: VFF) today reported its financial results for the fourth quarter and year ended December 31, 2024 and commented on its ongoing initiatives to drive profitable growth in fiscal year 2025. All figures are in U.S. dollars unless otherwise indicated.

Fourth quarter and full year 2024 consolidated financial results were impacted by a $10.5 million (C$15.0 million) non-cash impairment charge related to non-flower inventory in Canadian Cannabis that management determined did not meet the Company’s quality standards. Excluding this impact, fourth quarter and full year consolidated Adjusted EBITDA would have been $7.0 million and $12.2 million, respectively.

Management Commentary

President and Chief Executive Officer Michael DeGiglio commented, “Over the past three years we have organically grown our Canadian Cannabis business into a perennial market share leader and one of the only operators with a track record of positive cash flow from operations. Today’s results reflect a continuation of these trends and demonstrate our ongoing efforts to align our resources and inventory toward more profitable growth opportunities both at home and internationally.”

“Fourth quarter saw continued strong performance from Canadian Cannabis, however, results were impacted by a non-cash impairment of inventory related to non-flower, manufactured product purchased primarily from third parties. Excluding this impact, Canadian Cannabis gross margin and Adjusted EBITDA margin in Q4 were 33% and 12%, respectively. US Cannabis and Fresh Produce also closed the year on a strong note, contributing to full year cash flow from operations of $10.3 million. This performance, combined with an improved balance sheet and healthy inventory position make us confident we’re starting 2025 with good momentum to execute our profitable growth strategy.”

“We remain pleased with our pace of international sales growth, which has been driven largely by continued strength of demand in Germany, as well as increased volumes in Australia and the UK. We have now shipped to five international markets with the recent addition of New Zealand, and believe we have a strong pipeline of potential new customers and market opportunities which give us confidence in our ability to triple international medicinal export sales in 2025.”

“We are in the process of optimizing our Canadian Cannabis resources to improve operational efficiencies between our Pure Sunfarms and Rose subsidiaries in 2025, and we are also excited to announce that we have broken ground on a Phase II expansion at our Leli Holland subsidiary in the Netherlands. Our Phase II project in Groningen is a brand new, state-of-the-art indoor facility which we expect will be complete in Q4 of this year and quintuple our annual production capacity.”

“We are focused on establishing a global leadership position in regulated cannabis, and we’re pleased to begin 2025 with several meaningful developments that position us for a transformational year in our pursuit of this objective. We believe we are well positioned to execute and deliver a successful year of profitable growth in 2025 and beyond.”

Fourth Quarter 2024 Financial Highlights

(All comparable periods are for the fourth quarter of 2023 unless otherwise stated)

Consolidated Results

Note: Fourth quarter 2024 Consolidated Results were impacted by a $10.5 million non-cash impairment charge related to non-flower inventory in Canadian Cannabis that did not meet the Company’s quality standards.

•
Consolidated sales increased 11% to $82.6 million from $74.2 million;
•
Consolidated cash flow from operations improved $1.9 million to $0.4 million compared with ($1.5 million).
•
Consolidated adjusted EBITDA (a non-GAAP measure) was ($3.5 million) compared with ($0.7 million).
•
Excluding the inventory write down in Canadian Cannabis, adjusted EBITDA would have been $7.0 million;
•
Consolidated net loss improved 66% to ($8.6 million), or ($0.08) per share from ($25.5 million), or ($0.23) per share.

Canadian Cannabis

Note: Fourth quarter 2024 Canadian Cannabis Results were impacted by a $10.5 million (C$15.0 million) non-cash impairment charge related to non-flower inventory that did not meet the Company’s quality standards.

•
Net sales increased 10% to C$48.0 million from C$43.6 million;
•
Retail branded sales decreased 1%, international medicinal sales increased 127%, non-branded (wholesale) sales increased 20% (in Canadian dollars);
•
Gross margin was 2% compared with 23%; (in Canadian dollars). Fourth quarter 2024 gross margin was impacted by a C$15.0 million non-cash impairment of non-flower inventory that did not meet the Company’s quality standards. Excluding the inventory impairment, gross margin was 33% (in Canadian dollars);
•
Net loss was (C$9.4 million) compared with (C$1.3 million);
•
Adjusted EBITDA was (C$9.1 million) compared with (C$2.1 million). Excluding the inventory impairment, adjusted EBITDA was C$5.9 million;
•
Cash flow from operations was (C$3.3 million) compared with (C$1.6 million). Cash flow from operations in the fourth quarter was negatively impacted by the timing of Q3 2024 excise tax payments of C$24.1 million and Q4 2024 excise tax payments of C$20.7 million, both of which occurred during the fourth quarter.

U.S. Cannabis (Balanced Health Botanicals)

•
Net sales were $4.6 million compared with $5.1 million;
•
Gross margin was 70% compared with 66%;
•
Net loss was ($0.2 million) compared with ($13.7 million);
•
Adjusted EBITDA was $0.3 million compared with $0.4 million.

Village Farms Fresh (Produce)

•
Sales increased 17% to $43.3 million from $37.1 million;
•
Net income was $1.9 million compared with a net loss of ($7.0 million). Net income was favorably impacted by $3.5 million in Other Income attributable to vendor settlements relating to the partial recovery of previous operational losses from the Tomato Brown Rugose Fruit Virus (“ToBRFV”);
•
Adjusted EBITDA was $4.1 million compared with ($0.6) million.

Other Business & Operational Highlights

Canadian Cannabis

•
Remained a top three producer in Canada and was second fastest growing producer organically year-over-year1
•
Further expanded number one national market share position in dried flower1;
•
Held number two national market share position in the pre-roll category for 20242;
•
Held number two market share in the provinces of Ontario and Quebec for 20242;
•
Launched Super Toast All-In-One Vape in Q4, combining “grab n’ go” functionality with classic fountain-inspired flavours and a built-in USB-C rechargeable battery and auto-draw functionality;
•
Launched The Canna Czar presented by Soar in Q4, a 2.1g specialty twax blunt with unique construction, premium ingredients, and handcrafted process align with Soar’s tastemaker method, which emphasizes innovation and quality;
•
Recently began implementing operational improvement initiatives across Pure Sunfarms and Rose subsidiaries, optimizing resources toward more profitable growth opportunities.

1. For the fourth quarter of 2024. Based on estimated retail sales from HiFyre, other third parties and provincial boards.

2. Based on estimated retail sales from HiFyre, other third parties and provincial boards.

International Cannabis (Reported Within Canadian Cannabis)

•
International sales increased 113% year-over-year in the fourth quarter with continued growth in shipment volumes to Australia, Germany and the United Kingdom;
•
Currently hold the #1 and #4 cultivars in the German market through third-party distributors1;
•
Subsequent to year end 2024, expanded international medical cannabis distribution to New Zealand through a supply agreement with Medleaf Therapeutics, an established New Zealand-based medical cannabis company with a comprehensive distribution network.

1. Based on estimates from Flowzz.

U.S. Cannabis

•
The ongoing Administrative Law Judge (ALJ) hearings regarding the proposed rescheduling of marijuana from a Schedule I to a Schedule III drug under the Controlled Substances Act are currently stayed pending an interlocutory appeal granted by the ALJ to resolve the Company's alleged improper ex parte communications by DEA. The Company is continuing to work to ensure a fair and transparent process and remains a strong proponent of Schedule III;
•
Subsequent to year end 2024, Balanced Health Botanicals' CBDistilleryTM announced that its full range of hemp-derived gummies are now manufactured in-house at its GMP-certified facility south of Denver, Colorado. Internalization of manufacturing is expected to enable greater innovation, operational flexibility, and inventory control in the future;
•
The Company's application for a Texas medicinal marijuana license remains pending review by the Department of Public Services. If awarded, the Company plans to work with its listing authority to structure an acceptable ownership structure.

Leli Holland

•
Completed its first harvest from its indoor cannabis production facility in Drachten, Netherlands in December 2024 and began deliveries of cannabis to Dutch coffeeshops in February 2025, consistent with the Company’s previously-disclosed timeline to commencement of sales;
•
Subsequent to year end 2024, the Company broke ground on a Phase II indoor cultivation facility in the town of Groningen. The Phase II facility is expected to be complete in Q4 2025 and quintuple annual production capacity.

VF Fresh (Produce)

•
Continued improvement in our Texas greenhouse operations resulting in a year-over-year decrease in cost per pound due to ongoing labor efficiencies and increased yields;
•
Implementing new cultivation technologies, including artificial intelligence, to drive further operational improvements.

Village Farms Clean Energy

•
In April 2024, the Delta, British Columbia Renewable Natural Gas Project began operations, which immediately began contributing incremental profit to the Company;
•
During the fourth quarter and full year 2024 periods, Village Farms Clean Energy produced net income of $0.4 million and $0.8 million, respectively, through royalty payments received from its clean energy partner.

Canadian Cannabis Performance Summary

Note: Performance for the three months and year ended December 31, 2024 includes the impact of a $10.5 million (C$15.0 million) non-cash impairment charge related to non-flower inventory that did not meet the Company’s quality standards.

(millions except % metrics)	Three Months Ended December 31,
	2024		2023
	CAD $	USD $	CAD $	USD $	Change of C $
Total Net Sales	$48.0	$34.2	$43.6	$32.0	10%
Total Cost of Sales	$47.0	$33.3	$33.7	$25.2	39%
Gross Profit	$1.0	$0.9	$9.9	$6.8	-90%
Gross Margin %	2%	3%	23%	21%	-91%
SG&A	$13.4	$9.6	$10.2	$7.0	31%
Net loss	$(9.4)	$(6.6)	$(1.3)	$(1.0)	623%
Adjusted EBITDA (1)	$(9.1)	$(6.4)	$2.1	$1.5	-533%
Adjusted EBITDA Margin (1)	-19%	-18%	5%	5%	-494%
Cash flow from Operations	$(3.3)	$(2.6)	$1.6	$1.1	-306%

(millions except % metrics)	Year Ended December 31,
	2024		2023
	CAD $	USD $	CAD $	USD $	Change of C $
Total Net Sales	$204.0	$148.9	$154.0	$114.0	32%
Total Cost of Sales	$162.4	$118.2	$104.8	$78.1	55%
Gross Profit	$41.6	$30.7	$49.2	$35.9	-15%
Gross Margin %	20%	21%	32%	31%	-36%
SG&A	$46.7	$34.0	$40.2	$29.3	16%
Net (loss) income	$(4.8)	$(3.2)	$4.0	$2.9	-220%
Adjusted EBITDA (1)	$9.4	$7.3	$20.0	$14.8	-53%
Adjusted EBITDA Margin (1)	5%	5%	13%	13%	-65%
Cash flow from Operations	$16.1	$11.7	$18.3	$13.5	-12%

1 Adjusted EBITDA is not a recognized earnings measure and does not have a standard meaning prescribed by GAAP.

Canadian Cannabis’ Composition of Sales by Channel

(millions except % metrics)	Three Months Ended December 31,
	2024		2023
	CAD $	USD $	CAD $	USD $	Change of C $
Retail Branded Sales	$55.8	$39.9	$56.1	$41.2	-1%
Non-Branded Sales	$9.5	$6.8	$7.9	$5.7	20%
International Sales	$2.5	$1.7	$1.1	$0.8	127%
Other	$0.9	$0.6	$0.7	$0.6	29%
Less: Excise Taxes	$(20.7)	$(14.8)	$(22.2)	$(16.3)	-7%
Net Sales	$48.0	$34.2	$43.6	$32.0	10%

(millions except % metrics)	Year Ended December 31,
	2024		2023
	CAD $	USD $	CAD $	USD $	Change of C $
Retail Branded Sales	$251.7	$183.9	$202.4	$149.9	24%
Non-Branded Sales	$39.6	$28.9	$21.0	$15.5	89%
International Sales	$8.4	$6.1	$6.2	$4.6	35%
Other	$2.7	$1.9	$2.7	$2.0	0%
Less: Excise Taxes	$(98.4)	$(72.0)	$(78.3)	$(58.0)	26%
Net Sales	$204.0	$148.9	$154.0	$114.0	32%

Presentation of Financial Results

The Company’s financial statements for the three and twelve months ended December 31, 2024, as well as the comparative periods for 2023, have been prepared and presented under United States Generally Accepted Accounting Principals (“GAAP”).

RESULTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts, and unless otherwise noted)

Consolidated Financial Performance

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Sales	$82,554	$74,225	$336,181	$285,603
Cost of sales	(75,623)	(63,219)	(288,781)	(236,177)
Gross margin	6,931	11,006	47,400	49,426
Selling, general and administrative expenses	(18,455)	(15,521)	(71,048)	(65,501)
Interest expense	(759)	(977)	(3,365)	(4,509)
Interest income	157	277	914	1,018
Foreign exchange (loss) gain	(1,914)	904	(2,843)	602
Other income (expense)	3,487	3	4,015	5,616
Goodwill and intangible asset impairments	—	(14,020)	(11,939)	(14,020)
Other impairments	(439)	—	(439)	—
Loss before taxes	(10,992)	(18,328)	(37,305)	(27,368)
Recovery of (Provision for) income taxes	2,336	(7,182)	1,662	(7,451)
Loss including non-controlling interests	(8,656)	(25,510)	(35,643)	(34,819)
Less: net loss (income) attributable to non-controlling interests, net of tax	27	27	(207)	21
Net loss attributable to Village Farms International, Inc. shareholders	$(8,629)	$(25,483)	$(35,850)	$(34,798)
Adjusted EBITDA (1)	$(3,546)	$(658)	$1,788	$7,585
Basic loss per share	$(0.08)	$(0.23)	$(0.32)	$(0.32)
Diluted loss per share	$(0.08)	$(0.23)	$(0.32)	$(0.32)

(1)
Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes items that do not reflect our business performance. Adjusted EBITDA includes the Company’s 70% interest in Rose LifeScience through March 31, 2024, 80% interest in Rose LifeScience beginning on April 1, 2024, 85% interest in Leli through September 22, 2024, and our 100% interest in Leli beginning on September 23, 2024.

We caution that our results of operations for the three and twelve months ended December 31, 2024, and 2023 may not be indicative of our future performance.

SEGMENTED RESULTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts, and unless otherwise noted)

	For the Three Months Ended December 31, 2024
	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Leli	Corporate	Total
Sales	$43,300	$34,202	$4,613	$439	$—	$—	$82,554
Cost of sales	(40,869)	(33,330)	(1,402)	(22)	—	—	(75,623)
Selling, general and administrative expenses	(3,253)	(9,592)	(2,932)	—	(466)	(2,212)	(18,455)
Other expense, net	2,826	(320)	—	—	—	(1,535)	971
Other impairments	—	—	(439)	—	—	—	(439)
Operating income (loss)	2,004	(9,040)	(160)	417	(466)	(3,747)	(10,992)
(Provision for) recovery of income taxes	(77)	2,433	—	—	150	(170)	2,336
Income (loss) from consolidated entities	1,927	(6,607)	(160)	417	(316)	(3,917)	(8,656)
Less: net loss attributable to non-controlling interests, net of tax	—	27	—	—	—	—	27
Net income (loss)	$1,927	$(6,580)	$(160)	$417	$(316)	$(3,917)	$(8,629)
Adjusted EBITDA (1)	4,148	(6,361)	342	416	(142)	(1,949)	$(3,546)
Basic income (loss) per share	$0.02	$(0.06)	$(0.00)	$0.00	$(0.00)	$(0.04)	$(0.08)
Diluted income (loss) per share	$0.02	$(0.06)	$(0.00)	$0.00	$(0.00)	$(0.04)	$(0.08)

	For the Three Months Ended December 31, 2023
	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Leli	Corporate	Total
Sales	$37,118	$32,043	$5,064	$—	$—	$—	$74,225
Cost of sales	(36,285)	(25,217)	(1,717)	—	—	—	(63,219)
Selling, general and administrative expenses	(2,789)	(7,002)	(3,020)	(2)	(313)	(2,395)	(15,521)
Other expense, net	(498)	(298)	(10)	(56)	—	1,069	207
Goodwill and intangible impairments	—	—	(14,020)	—	—	—	(14,020)
Operating (loss) income	(2,454)	(474)	(13,703)	(58)	(313)	(1,326)	(18,328)
(Provision for) recovery of income taxes	(4,513)	(509)	—	—	48	(2,208)	(7,182)
Loss from consolidated entities	(6,967)	(983)	(13,703)	(58)	(265)	(3,534)	(25,510)
Less: net (income) loss attributable to non-controlling interests, net of tax	—	(13)	—	—	40	—	27
Net loss	$(6,967)	$(996)	$(13,703)	$(58)	$(225)	$(3,534)	$(25,483)
Adjusted EBITDA (1)	(604)	1,491	437	(58)	(38)	(1,886)	$(658)
Basic loss per share	$(0.07)	$(0.01)	$(0.12)	$(0.00)	$(0.00)	$(0.03)	$(0.23)
Diluted loss per share	$(0.07)	$(0.01)	$(0.12)	$(0.00)	$(0.00)	$(0.03)	$(0.23)

	For the Year Ended December 31, 2024
	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Leli	Corporate	Total
Sales	$169,183	$148,856	$17,390	$752	$—	$—	$336,181
Cost of sales	(164,125)	(118,172)	(6,355)	(129)	—	—	(288,781)
Selling, general and administrative expenses	(12,249)	(34,028)	(11,990)	(38)	(1,555)	(11,188)	(71,048)
Other expense, net	1,408	(1,007)	—	170	—	(1,850)	(1,279)
Goodwill and intangible impairments	—	—	(11,939)	—	—	—	(11,939)
Other impairments	—	—	(439)	—	—	—	(439)
Operating (loss) income	(5,783)	(4,351)	(13,333)	755	(1,555)	(13,038)	(37,305)
(Provision for) recovery of income taxes	(100)	1,537	—	—	391	(166)	1,662
(Loss) income from consolidated entities	(5,883)	(2,814)	(13,333)	755	(1,164)	(13,204)	(35,643)
Less: net (income) loss attributable to non-controlling interests, net of tax	—	(367)	—	—	160	—	(207)
Net (loss) income	$(5,883)	$(3,181)	$(13,333)	$755	$(1,004)	$(13,204)	$(35,850)
Adjusted EBITDA (1)	$2,157	$7,282	$(672)	$770	$(259)	$(7,490)	$1,788
Basic (loss) income per share	$(0.05)	$(0.03)	$(0.12)	$0.01	$(0.01)	$(0.12)	$(0.32)
Diluted (loss) income per share	$(0.05)	$(0.03)	$(0.12)	$0.01	$(0.01)	$(0.12)	$(0.32)

	For the Year Ended December 31, 2023
	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Leli	Corporate	Total
Sales	$151,243	$114,030	$20,330	$—	$—	$—	$285,603
Cost of sales	(151,064)	(78,090)	(7,002)	(21)	—	—	(236,177)
Selling, general and administrative expenses	(10,625)	(29,275)	(13,118)	(32)	(1,265)	(11,186)	(65,501)
Other expense, net	3,495	(2,136)	(18)	(133)	—	1,519	2,727
Goodwill and intangible impairments	—	—	(14,020)	—	—	—	(14,020)
Operating (loss) income	(6,951)	4,529	(13,828)	(186)	(1,265)	(9,667)	(27,368)
('Provision for) recovery of income taxes	(4,284)	(1,431)	—	—	48	(1,784)	(7,451)
(Loss) income from consolidated entities	(11,235)	3,098	(13,828)	(186)	(1,217)	(11,451)	(34,819)
Less: net (income) loss attributable to non-controlling interests, net of tax	—	(162)	—	—	183	—	21
Net (loss) income	$(11,235)	$2,936	$(13,828)	$(186)	$(1,034)	$(11,451)	$(34,798)
Adjusted EBITDA (1)	$506	$14,764	$861	$(186)	$(157)	$(8,203)	$7,585
Basic (loss) income per share	$(0.10)	$0.03	$(0.13)	$(0.00)	$(0.01)	$(0.11)	$(0.33)
Diluted (loss) income per share	$(0.10)	$0.03	$(0.13)	$(0.00)	$(0.01)	$(0.11)	$(0.33)

(1)
Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes items that do not reflect our business performance. Adjusted EBITDA includes the Company’s 70% interest in Rose LifeScience through March 31, 2024, 80% interest in Rose LifeScience beginning on April 1, 2024, 85% interest in Leli through September 22, 2024, and our 100% interest in Leli beginning on September 23, 2024.

A detailed discussion of our consolidated and segment results can be found in our Annual Report on Form 10-K for the twelve months ended December 31, 2024 (the “Annual Report”), which will be filed with the Securities and Exchange Commission and will be available at www.sec.gov, and will also be filed in Canada on SEDAR (www.sedar.com). In addition, the Annual Report can be found on the Village Farms website under Financial Reports (https://villagefarms.com/financial-reports/) within the Investors section

.

Reconciliation of Net Income to Adjusted EBITDA

The following tables reflects a reconciliation of net income to Adjusted EBITDA, as presented by the Company:

	For the Three Months Ended December 31, 2024
(in thousands of U.S. dollars)	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Leli	Corporate	Total
Net income (loss)	$1,927	$(6,580)	$(160)	$417	$(316)	$(3,917)	$(8,629)
Add:
Amortization and depreciation	1,344	2,567	50	—	325	44	4,330
Foreign currency exchange loss	259	48	—	—	—	1,561	1,868
Interest expense (income), net	523	105	—	—	—	(26)	602
Provision for (recovery of) income taxes	77	(2,434)	—	—	(149)	170	(2,336)
Share-based compensation	—	38	13	—	—	218	269
Other impairments	—	—	439	—	—	—	439
Loss on disposal of assets	17	—	—	—	—	—	17
Adjustments attributable to non-controlling interest	—	(105)	—	—	—	—	(105)
Adjusted EBITDA (1)	$4,147	$(6,361)	$342	$417	$(140)	$(1,950)	$(3,545)

	For the Three Months Ended December 31, 2023
(in thousands of U.S. dollars)	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Leli	Corporate	Total
Net loss	$(6,967)	$(996)	$(13,703)	$(58)	$(225)	$(3,534)	$(25,483)
Add:
Amortization and depreciation	1,296	2,516	56	—	269	62	4,199
Foreign currency exchange loss	(42)	(63)	—	—	—	(838)	(943)
Interest expense (income), net	596	337	—	—	—	(233)	700
Provision for (recovery of) income taxes	4,513	508	—	—	(48)	2,209	7,182
Share-based compensation	—	(525)	54	—	—	448	(23)
Deferred financing fees	—	34	—	—	—	—	34
Goodwill and intangible impairments	—	—	14,020	—	—	—	14,020
Other expense	—	(48)	10	—	—	—	(38)
Adjustments attributable to non-controlling interest	—	(272)	—	—	(34)	—	(306)
Adjusted EBITDA (1)	$(604)	$1,491	$437	$(58)	$(38)	$(1,886)	$(658)

	For the Year Ended December 31, 2024
(in thousands of U.S. dollars)	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Leli	Corporate	Total
Net (loss) income	$(5,883)	$(3,181)	$(13,333)	$755	$(1,004)	$(13,204)	$(35,850)
Add:
Amortization and depreciation	5,373	11,790	204	—	1,275	196	18,838
Foreign currency exchange loss	317	42	—	—	—	2,276	2,635
Interest expense (income), net	2,232	629	—	16	—	(426)	2,451
Provision for (recovery of) income taxes	100	(1,537)	—	—	(391)	166	(1,662)
Share-based compensation	—	166	79	—	—	3,502	3,747
Deferred financing fees	—	10	—	—	—	—	10
Goodwill and intangible impairments	—	—	11,939	—	—	—	11,939
Other impairments	—	—	439	—	—	—	439
Loss on disposal of assets	17	—	—	—	—	—	17
Adjustments attributable to non-controlling interest	—	(637)	—	—	(139)	—	(776)
Adjusted EBITDA (1)	$2,157	$7,282	$(672)	$770	$(259)	$(7,490)	1,788

	For the Year Ended December 31, 2023
(in thousands of U.S. dollars)	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Leli	Corporate	Total
Net (loss) income	$(11,235)	$2,936	$(13,828)	$(186)	$(1,034)	$(11,451)	$(34,798)
Add:
Amortization and depreciation	5,136	9,123	335	—	1,081	251	15,926
Foreign currency exchange (gain) loss	(2)	(64)	19	—	—	(693)	(740)
Interest expense (income), net	2,323	2,021	(24)	—	—	(828)	3,492
Provision for (recovery of) income taxes	4,284	1,430	—	—	(48)	1,785	7,451
Share-based compensation	—	61	317	—	—	2,733	3,111
Deferred financing fees	—	136	—	—	—	—	136
Goodwill and intangible impairments	—	—	14,020	—	—	—	14,020
Other expense	—	(89)	22	—	—	—	(67)
Adjustments attributable to non-controlling interest	—	(790)	—	—	(156)	—	(946)
Adjusted EBITDA (1)	506	14,764	861	(186)	(157)	(8,203)	7,585

(1)
Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA presented for these segments may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes items that do not reflect the underlying business performance of the Company.

This press release is intended to be read in conjunction with the Company’s Annual Report on Form 10-K for the twelve months ended December 31, 2024 (the “Annual Report”), which will be filed with the Securities and Exchange Commission and will be available at www.sec.gov, and will also be filed in Canada on SEDAR (www.sedar.com). In addition, the Annual Report can be found on the Village Farms website under Financial Reports (https://villagefarms.com/financial-reports/) within the Investors section.

Conference Call

Village Farms’ management team will host a conference call to discuss its fourth quarter and year ended 2024 financial results today, Thursday, March 13, 2025, at 8:30 a.m. ET. Participants can access the conference call via a webcast at Village Farms Fourth Quarter 2024 Conference Call Webcast or on the Company website at Village Farms - Events. Participants wanting to access the conference call by telephone must register in advance at Village Farms Fourth Quarter 2024 Conference Call Registration to receive telephone dial-in information.

The live question and answer session will be limited to analysts; however, others are invited to submit questions ahead of the conference call via email at investorrelations@villagefarms.com. Management will address questions received via email during the question-and-answer session as time permits.

Conference Call Archive Access Information

For those unable to participate in the conference call at the scheduled time, it will be archived for replay beginning approximately one hour following completion of the call on Village Farms’ web site at http://villagefarms.com/investor-relations/investor-calls.

About Village Farms International

Village Farms leverages decades of experience as a large-scale, Controlled Environment Agriculture-based, vertically integrated supplier for high-value, high-growth plant-based Consumer Packaged Goods. The Company has a strong foundation as the leading and longest-tenured leading fresh produce supplier to grocery and large-format retailers throughout the US and Canada and is capitalizing on new high-growth opportunities in the cannabis and CBD categories in North America, the Netherlands and selected markets internationally.

In Canada, the Company's wholly-owned Canadian subsidiary, Pure Sunfarms, is one of the single largest cannabis operations in the world, the lowest-cost greenhouse producer and one of Canada’s best-selling brands. The Company also owns 80% of Québec-based, Rose LifeScience, a leading third-party cannabis products commercialization expert in the Province of Québec.

Internationally, Village Farms is targeting selected, nascent, legal cannabis and CBD opportunities with significant medium- and long-term potential. The Company exports medical cannabis from its EU GMP certified facility in Canada to a growing list of international markets including Germany, the United Kingdom, Israel, and Australia. The Company is expanding its international presence with additional export contracts to new countries and customers in the Asia-Pacific and European regions, as well as select strategic investments in operating assets. In Europe, wholly-owned Leli Holland has one of 10 licences to grow and distribute recreational cannabis products in the Dutch Closed Coffee Shop Chain Experiment.

In the US, wholly-owned Balanced Health Botanicals is one of the leading CBD and hemp-derived brands and e-commerce platforms in the country. Subject to compliance with all applicable US federal and state laws and stock exchange rules, Village Farms plans to enter the US high-THC cannabis market via multiple strategies, leveraging one of the largest greenhouse operations in the country (more than 5.5 million square feet in West Texas), as well as the operational and product expertise gained through Pure Sunfarms' cannabis success in Canada.

Village Farms Clean Energy (VFCE), through a partnership with Atlanta-based Terreva Renewables, creates clean energy from landfill gas at its Delta RNG facility. VFCE receives royalties on all revenue generated. This partnership reduces Vancouver’s greenhouse gas emissions by 475,000 metric tons of CO2 per year, equivalent to removing more than 100,000 vehicles off the road or the energy use equivalent of powering 51,300 homes for one year.

Cautionary Statement Regarding Forward-Looking Information

As used in this Press Release, the terms “Village Farms”, “Village Farms International”, the “Company”, “we”, “us”, “our” and similar references refer to Village Farms International, Inc. and our consolidated subsidiaries, and the term “Common Shares” refers to our common shares, no par value. Our financial information is presented in U.S. dollars and all references in this Press Release to “$” means U.S. dollars and all references to “C$” means Canadian dollars.

This Press Release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended, (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is subject to the safe harbor created by those sections. This Press Release also contains "forward-looking information" within the meaning of applicable Canadian securities laws. We refer to such forward-looking statements and forward-looking information collectively as "forward-looking statements". Forward-looking statements may relate to the Company's future outlook or financial position and anticipated events or results and may include statements regarding the financial position, business strategy, budgets, expansion plans, litigation, projected production, projected costs, capital expenditures, financial results, tariffs, taxes, plans and objectives of or involving the Company. Particularly, statements regarding future results, performance, achievements, prospects or opportunities for the Company, the greenhouse vegetable or produce industry, the cannabis industry and market and our energy segment are forward-looking statements. In some cases, forward-looking information can be identified by such terms as "can", "outlook", "may", "might", "will", "could", "should", "would", "occur", "expect", "plan", "anticipate", "believe", "intend", "try", "estimate", "predict", "potential", "continue", "likely", "schedule", "objectives", or the negative or grammatical variation thereof or other similar expressions concerning matters that are not historical facts. The forward-looking statements in this Press Release are subject to risks that may include, but are not limited to: our limited operating history in the cannabis and cannabinoids industry in Leli Holland (“Leli”); the limited operational history of the Delta RNG Project in our energy segment; the legal status of the cannabis business of Pure Sunfarms and Rose, Leli, and the hemp business of Balanced Health and uncertainty regarding the legality and regulatory status of cannabis in the United States; risks relating to the integration of Rose into our consolidated business; risks relating to obtaining additional financing on acceptable terms, including our dependence upon credit facilities and dilutive transactions; potential difficulties in achieving and/or maintaining profitability; variability of product pricing; risks inherent in the cannabis, hemp, CBD, cannabinoids, and agricultural businesses; our market position and competitive position; our ability to leverage current business relationships for future business involving hemp and cannabinoids; the ability of Pure Sunfarms,

Rose and Leli to cultivate and distribute cannabis in their respective regulatory jurisdictions; existing and new governmental regulations, including risks related to regulatory compliance and regarding obtaining and maintaining licenses required under the Cannabis Act (Canada), the Criminal Code and other Acts, S.C. 2018, C. 16 (Canada) for its Canadian operational facilities, the Dutch Closed Coffee Shop Chain Experiment, and changes in our regulatory requirements; risks related to rules and regulations at the U.S. Federal (Food and Drug Administration and United States Department of Agriculture), state and municipal levels with respect to produce and hemp, cannabidiol-based products commercialization; retail consolidation, technological advances and other forms of competition; transportation disruptions; product liability and other potential litigation; retention of key executives; labor issues; uninsured and underinsured losses; vulnerability to rising energy costs; inflationary effects on costs of cultivation and transportation; recessionary effects on demand of our products; environmental, health and safety risks, foreign exchange exposure, risks associated with cross-border trade, including tariffs; difficulties in managing our growth; restrictive covenants under our credit facilities; natural catastrophes; elevated interest rates; and tax risks.

The Company has based these forward-looking statements on factors and assumptions about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. Although the forward-looking statements contained in this Press Release are based upon assumptions that management believes are reasonable based on information currently available to management, there can be no assurance that actual results will be consistent with these forward-looking statements. Forward-looking statements necessarily involve known and unknown risks and uncertainties, many of which are beyond the Company's control, which may cause the Company's or the industry's actual results, performance, achievements, prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, the factors contained in the Company's filings with securities regulators, including the Company’s most recently filed Quarterly Report on Form 10-Q and the Company’s most recently filed annual report on Form 10-K.

When relying on forward-looking statements to make decisions, the Company cautions readers not to place undue reliance on these statements, as forward-looking statements involve significant risks and uncertainties and should not be read as guarantees of future results, performance, achievements, prospects and opportunities. The forward-looking statements made in this Press Release relate only to events or information as of the date on which the statements are made in this Press Release. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contact Information

Sam Gibbons

Senior Vice President, Corporate Affairs

Phone: (407) 936-1190 ext. 328

Email: sgibbons@villagefarms.com

Lawrence Chamberlain

LodeRock Advisors

Phone: (416) 519-4196

Email: lawrence.chamberlain@loderockadvisors.com

Village Farms International, Inc.

Consolidated Statements of Financial Position

(In thousands of United States dollars, except share data)

(Unaudited)

	December 31, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$24,631	$30,291
Restricted cash	—	5,000
Trade receivables, net	33,665	30,561
Inventories, net	53,137	78,472
Other receivables	327	294
Prepaid expenses and deposits	4,259	7,150
Total current assets	116,019	151,768
Non-current assets
Property, plant and equipment, net	190,263	205,613
Investments	2,656	2,656
Goodwill	42,315	55,918
Intangibles, net	25,105	32,275
Deferred tax asset	1,005	1,201
Right-of-use assets	9,765	12,596
Other assets	2,178	1,962
Total assets	$389,306	$463,989
LIABILITIES
Current liabilities
Line of credit	$4,000	$4,000
Trade payables	24,499	21,753
Current maturities of long-term debt	8,142	9,133
Accrued sales taxes	8,740	15,941
Accrued loyalty program	1,029	1,773
Accrued liabilities	12,208	15,076
Lease liabilities - current	2,497	2,112
Income tax payable	51	28
Other current liabilities	1,053	2,340
Total current liabilities	62,219	72,156
Non-current liabilities
Long-term debt	32,420	38,925
Deferred tax liability	19,940	23,730
Lease liabilities - non-current	8,573	11,335
Other liabilities	2,196	1,902
Total liabilities	125,348	148,048
Commitments and contingencies (note 11)
MEZZANINE EQUITY
Redeemable non-controlling interests	9,953	15,667
SHAREHOLDERS’ EQUITY
Common stock, no par value per share - unlimited shares authorized; 112,337,049 shares issued and outstanding at December 31, 2024 and 110,248,929 shares issued and outstanding at December 31, 2023.	387,349	386,719
Additional paid in capital	30,604	25,611
Accumulated other comprehensive loss	(18,932)	(3,540)
Retained earnings	(145,016)	(109,165)
Total Village Farms International, Inc. shareholders' equity	254,005	299,625
Non-controlling interest	—	649
Total shareholders' equity	254,005	300,274
Total liabilities, mezzanine equity and shareholders’ equity	$389,306	$463,989

Village Farms International, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands of United States dollars, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Sales	$ 82,554	$ 74,225	$ 336,181	$ 285,603
Cost of sales	(75,623)	(63,219)	(288,781)	(236,177)
Gross margin	6,931	11,006	47,400	49,426
Selling, general and administrative expenses	(18,455)	(15,521)	(71,048)	(65,501)
Interest expense	(759)	(977)	(3,365)	(4,509)
Interest income	157	277	914	1,018
Foreign exchange (loss) gain	(1,914)	904	(2,843)	602
Other income (expense)	3,487	3	4,015	5,616
Goodwill and intangible asset impairments	—	(14,020)	(11,939)	(14,020)
Other impairments	(439)	—	(439)	—
Loss before taxes	(10,992)	(18,328)	(37,305)	(27,368)
Provision for income taxes	2,336	(7,182)	1,662	(7,451)
Loss including non-controlling interests	(8,656)	(25,510)	(35,643)	(34,819)
Less: net (income) loss attributable to non-controlling interests, net of tax	27	27	(207)	21
Net loss attributable to Village Farms International, Inc. shareholders	$ (8,629)	$ (25,483)	$ (35,850)	$ (34,798)
Adjusted EBITDA	$ (3,546)	$ (658)	$ 1,788	$ 7,585
Basic loss per share	$ (0.08)	$ (0.23)	$ (0.32)	$ (0.32)
Diluted loss per share	$ (0.08)	$ (0.23)	$ (0.32)	$ (0.32)

Village Farms International, Inc.

Consolidated Statements of Cash Flows

(In thousands of United States dollars)

(Unaudited)

	2024	2023
Cash flows provided by (used in) operating activities:
Loss including non-controlling interests	$(35,643)	$(34,819)
Adjustments to reconcile loss including non-controlling interests to net cash provided by (used in) operating activities:
Depreciation and amortization	18,838	15,926
Amortization of deferred charges	10	136
Share of loss from joint venture	—	—
Interest expense	3,365	4,509
Interest paid on long-term debt	(4,203)	(4,700)
Unrealized foreign exchange loss	233	64
Goodwill and intangible asset impairments	11,939	14,020
Inventory and other impairments	10,961	—
Write-off of joint venture loan	—	—
Non-cash lease expense	2,402	2,103
Share-based compensation	3,747	3,111
Deferred income taxes	(1,739)	7,046
Changes in non-cash working capital items	438	(2,081)
Net cash provided by (used in) operating activities	10,348	5,315
Cash flows (used in) provided by investing activities:
Purchases of property, plant and equipment	(10,083)	(6,518)
Purchases of intangibles	(158)	—
Acquisitions, net	—	—
Equity investment	—	(548)
Issuance of note receivable	—	—
Repayment of note receivable	—	835
Net cash used in investing activities	(10,241)	(6,231)
Cash flows (used in) provided by financing activities:
Proceeds from borrowings	—	—
Repayments on borrowings	(5,709)	(9,281)
Purchase of Non-controlling interest	(3,817)	—
Proceeds from issuance of common stock and warrants	—	24,772
Issuance costs	—	(1,437)
Proceeds from exercise of stock options	—	83
Net cash (used in) provided by financing activities	(9,526)	14,137
Effect of exchange rate changes on cash and cash equivalents	(1,241)	394
Net (decrease) increase in cash, cash equivalents and restricted cash	(10,660)	13,615
Cash, cash equivalents and restricted cash, beginning of period	35,291	21,676
Cash, cash equivalents and restricted cash, end of period	$24,631	$35,291
Supplemental disclosure of non-cash activities:
Non-Cash - investing and financing activities
Operating lease right-of-use assets	$117	$5,578
Operating lease liabilities	$117	$5,578
Supplemental cash flow information:
Income taxes paid	$—	$—